CONSENT AND CERTIFICATION
                         BY COMMODITY TRADING ADVISOR

                       Clarke Capital Management, Inc.

1. Clarke Capital Management, Inc., Commodity Trading Advisor, (the "Undersigned" or "CTA"), hereby consents to being named as CTA in a Registration Statement on Form S-1 filed with the Securities and Exchange Commission by Atlas Futures Fund, Limited Partnership, (the "Fund") and with the states selected by the General Partner of the Fund in connection with the offering and sale of limited partnership interests (the "Units") to the public as described in said Registration Statement.

2. The Undersigned hereby certifies (i) that it furnished the statements and information set forth in the Prospectus, (ii) that such statements and information are accurate, complete and fully responsive to the disclosure requirements of its background, trading history, and the information required to be supplied in the Prospectus thereto, and (iii) that it has not omitted any information required to be stated therein with respect to it or its trading ability or methods or risks which are necessary to make the statements and information therein not misleading.

3. The Undersigned agrees to keep its track record in accordance with applicable law and to supply such track record and all other information, in the form required, to permit the General Partner, from month to month, to keep the Partners of the Fund properly informed as required by law. The Undersigned agrees further to take those actions reasonably required by any regulatory or tax authority to keep the Fund, and its General Partner, in full compliance with all laws and regulations applicable to the operation of the Fund.



                                          ________________________________
                                          Michael J. Clarke
                                          President
                                          Clarke Capital Management, Inc.

Date:  _____________________________